EXECUTION VERSION

Put Option for 8% of the shares of the Common Stock of

EMTA PRODUCTION HOLDINGS, INC.

(subject to adjustment as provided herein)

PUT OPTION

Issue Date: June 30, 2007

EMTA PRODUCTION HOLDINGS, INC., a corporation organized under the laws of the State of Nevada ("**EMTA Production**"), hereby certifies that, for value received, Shelter Island Opportunity Fund, LLC, its successors or assigns (the "**Holder**"), is entitled, subject to the terms set forth below, to require the Company (as defined herein) from and after June 30, 2009 until June 30, 2012 (the "**Expiration Date**") to repurchase from Holder, its successors or assigns, 8% of the shares (the "**Put Shares**") of Common Stock (as hereinafter defined) of EMTA Production or warrants exercisable to purchase the Put Shares, at the applicable Exercise Price (as defined below). The number of the Put Shares and the applicable Exercise is as set forth in Common Stock Purchase Warrant of even date herewith, a copy of which is attached, and its adjustment mechanisms provided therein.

As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

(a) The term "**Company**" or "**EMTA Production**" shall include EMTA Production and any corporation which shall succeed, or assume the obligations of, EMTA Production hereunder.

(b) The term "**Common Stock**" includes (i) EMTA Production Common Stock, $0.001 par value per share; and (ii) any other securities into which or for which any of the securities described in (i) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

1. Right to Require Repurchase. At any time after June 30, 2009 (the "Put Commencement Date") until June 30, 2012 Holder may require that the Company repurchase all or any portion of the Put Shares at a price equal to the Exercise Price.

    a. The "Exercise Price" applicable under this Put Option shall be equal to One Million One Hundred and Seventy Five Thousand Dollars (**$1,175,000**) in the aggregate.

    b. Pursuant to that certain securities purchase agreement between the Holder, the Company and EMTA Holdings, Inc. ("EMTA") dated as of the date hereof, in the event the Holder exchanges warrants to purchase shares of common stock of the

Company for warrants to purchase shares of common stock of EMTA subsequent to the Put Commencement Date, the term "Put Shares" referred to herein shall thereafter refer to shares of common stock or warrants to purchase shares of common stock of EMTA, with the Holder maintain identical rights to require EMTA to repurchase any or a portion of the EMTA Put Shares at a price equal to the Exercise Price; it being understood that in no event shall Holder's right hereunder extend beyond the Expiration Date.

c. The Holder shall be entitled to require the Company to repurchase all or any portion of the Put Shares held in the name of Ascendiant Securities LLC.

2. Exercise of the Put Option. If the Holder wishes to exercise its Put Option rights, it shall submit to the Company, in writing, a notice indicating the number of Put Shares it wishes the Company to repurchase ("**Exercise Notice**"). The Exercise Note may be submitted to the Company up to 30 days prior to the Put Commencement Date. Upon receipt of the Exercise Notice, the Company will have forty-five (45) days from its receipt of the Exercise Notice to calculate the Exercise Price and arrange for payment of the Exercise Price to Holder. The Put Option will be deemed exercised on the date upon which the Company receives the Exercise Notice.

3. Event of Default. If after thirty (30) days from its receipt of the Exercise Notice EMTA Production has not paid the Exercise Price, the Borrower shall issue to Holder a convertible demand note (the "**Demand Note**"), with a face value equal to such portion of the Exercise Price, bearing interest at an annual rate of twenty percent (20%) payable on a monthly basis, secured by a lien on all of the assets of the Company and containing other mutually agreed upon terms. Such Demand Note shall contain the following terms: (i) anti-dilution provisions, similar to those contained herein, (ii) customary registration rights, (iii) an allowance for partial or full conversion of such demand note, (iv) the Company may satisfy such notes (principal and/or interest) with its common stock, subject to any volume or percentage restriction if such common stock is publicly traded at the time of demand, (v) optional conversion upon notice of repayment by Company, and (vi) other mutually agreed upon terms.

4. Assignment. Subject to compliance with applicable securities laws, this Put Option, and the rights evidenced hereby, may be transferred by any registered Holder hereof, in whole or in part; provided, however, that the Company must be notified, in writing, of such transfer by the transferor.

5. Miscellaneous. This Put Option and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Put Option shall be governed by and construed in accordance with the laws of the State of New York without regard to its principles of conflicts of laws. Any action brought concerning the transactions contemplated by this Put Option shall be brought only in the state courts of New York or in the federal courts located in the State of New York; provided, however, that Holder may choose to waive this provision and bring an action outside the State of New York. The Company agrees to submit to the jurisdiction of such

courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Put Option is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Put Option. The headings in this Put Option are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision. The Company acknowledges that its legal counsel participated in the preparation of this Put Option and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Put Option to favor any party against the other party.

IN WITNESS WHEREOF, the undersigned have executed this Put Option as of the date first written above.

EMTA PRODUCTION HOLDINGS, INC.

By: ______________________________
Name: ______________________________
Title: ______________________________